Exhibit 10.19(c)

AMENDMENT NO. 2 TO EXCLUSIVE LICENSE AGREEMENT

THIS Amendment No.2 to Exclusive License Agreement (“Amendment 2”) is made and entered into this 17th day of November 2014 (“Effective Date of Amendment 2”), by and between the Mayo Foundation for Medical Education and Research (“Mayo”) having its principal place of business at 200 First Street SW, Rochester, MN 55905, and Cenexys, Inc., a Delaware corporation, having a place of business at 1700 Owen Street, Suite 535 San Francisco, CA 94158 (“Company”), for purposes of confirming the parties’ intent and agreement as set forth herein.

BACKGROUND

Mayo and Company are parties to an Exclusive License Agreement, with an effective date of the 28th day of June, 2013 (“Agreement”), which confirms the parties’ intent and agreement to grant an exclusive license to Mayo’s certain patent rights and a nonexclusive license to certain know-how along with the first Amendment to the Agreement. Mayo and Company wish to amend the Agreement as set forth in this Amendment No. 2, and, accordingly, Mayo and Company agree as follows:

AMENDED TERMS

The first clause of Section 3.1 which reads:

“In consideration for the rights and licenses granted by Mayo to Company herein and the research development support agreed to by Mayo under Section 3.11,”

is hereby amended to read as follows:

“As partial consideration for the rights and licenses granted by Mayo to Company herein as of the end of the IP Capture Period,”

All other terms of the Agreement and the first Amendment shall remain in full force and effect for the term of the Agreement and as set forth in the Agreement.

IN WITNESS WHEREOF, Mayo and Company hereby enter into this Amendment No. 2, effective as of the date first set forth above.

Cenexys, Inc.		Mayo Foundation for Medical Education and Research

By:	/s/ Nathaniel E. David	By:	/s/ James A. Rogers, III
	Nathaniel E. David, Ph.D.		James A. Rogers, III
	CEO		Assistant Secretary